Schedule A

to the

Sub-Advisory Agreement

by and between

Roundhill Financial, Inc.

And

Exchange Traded Concepts LLC

As of November 26, 2024

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser’s services rendered, a fee, calculated daily and paid monthly, at an annual rate based on the accumulative average daily net assets of each fund (whether that fund is a series of Roundhill ETF Trust or another trust) that ETC sub-advises and Roundhill is the investment adviser (or the Fund Sponsor), and subject to a minimum annual fee as follows:

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill S&P Dividend Monarchs ETF
Roundhill S&P 500 Target 10 Managed Distribution ETF
Roundhill S&P 500 Target 20 Managed Distribution ETF
Roundhill GLP-1 & Weight Loss ETF
Current Series of Other Trusts Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Video Games ETF
Roundhill Cannabis ETF
Roundhill Sports Betting & iGaming ETF
Roundhill S&P Global Luxury ETF
Roundhill Ball Metaverse ETF
Roundhill Alerian LNG ETF
Roundhill MEME ETF
Roundhill IO Digital Infrastructure ETF

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill China Dragons ETF
Current Series of Other Trusts Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Magnificent Seven ETF

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Bitcoin Covered Call Strategy ETF
Roundhill Daily 2X Long Magnificent Seven ETF
Roundhill Daily Inverse Magnificent Seven ETF
Roundhill Daily 2X Inverse Magnificent Seven ETF
Roundhill Ether Covered Call Strategy ETF
Roundhill Daily 2X Long China Dragons ETF

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill S&P 500 0DTE Covered Call Strategy ETF
Roundhill Innovation-100 0DTE Covered Call Strategy ETF
Roundhill Small Cap 0DTE Covered Call Strategy ETF